                                                                    EXHIBIT 10.2


                                                                       EXHIBIT C
                                                                       ---------


                     ADMINISTRATION AND SERVICES AGREEMENT

     This Administration and Services Agreement (the "Agreement") dated November 1, 1996, by and between Lau Acquisition Corp., a Massachusetts corporation doing business as Lau Technologies ("Lau"), and Viisage Technology, Inc., a Delaware corporation ("Viisage"), is made with reference to the following facts:

     A. Lau has entered into an Amended & Restated Asset Transfer Agreement dated as of August 20, 1996 with Viisage (the "Asset Transfer Agreement") pursuant to which Lau will contribute to Viisage substantially all of the assets and business currently conducted by the division of Lau that is in the business of facial imaging and identification systems and services (the "Imaging Division") in exchange for common stock of Viisage and the assumption by Viisage of certain liabilities of Lau related to the Imaging Division.

     B. Lau has heretofore provided various services on behalf of the Imaging Division, and Lau and Viisage desire to enter into this Agreement to set forth the terms and conditions under which Lau will continue to provide certain services to Viisage following the date of the closing (the "Closing Date") respecting the Asset Transfer Agreement, and to provide for other related matters.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

     1.  General Services to be Provided.
         -------------------------------

     (a) Lau shall provide to Viisage those services delineated on Exhibit A
                                                                   ---------
substantially equivalent to those heretofore provided by Lau's central administrative and support offices to the Imaging Division, subject to any modifications which are made in accordance with Section 4 below (collectively, the "General Services").

     (b) Viisage understands that the General Services will be performed by those employees of Lau who perform similar services for Lau in the normal course of their employment.

     2.  Term.
         ----

     The term of this Agreement shall commence on the Closing Date and terminate upon the termination of the Use and Occupancy Agreement between the parties of even date herewith or such later date as may be mutually agreed to by the parties in writing;
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provided that Viisage may terminate this Agreement at any time upon thirty (30)
days advance written notice to Lau.

     3.  Fee for General Services.
         ------------------------

     In consideration of the General Services provided by Lau, Viisage shall pay to Lau a fee for services at the rate of $55,000 per month (subject to adjustment as provided herein and to such changes as the parties may agree upon from time to time (the "Service Fee")). This charge does not include office space, facilities and services which are provided by Lau to Viisage under the Use and Occupancy Agreement of even date herewith, which are subject to a separate charge as provided therein. The Service Fee for services to be performed in a month shall be due on or before the first day of that month.

     4.  Changes in General Services.
         ---------------------------

     The scope and nature of the General Services shall be subject to change from time to time as hereinafter provided in this Section 4:

     (a) Viisage may cause any particular class of General Services to be removed from the General Services, if Viisage determines in its sole discretion to provide such class of services internally or obtain them elsewhere; provided that Viisage shall give Lau at least 30 days' prior written notice of any such removal.

     (b) In the event that Lau determines in its sole discretion to remove or modify a particular class of its own administrative services, then Lau shall be permitted correspondingly to remove or modify such class of General Services as provided by Lau to Viisage under this Agreement; provided that Lau shall give Viisage at least 30 days' prior written notice of such removal or modification.

     (c) Lau and Viisage may by written agreement at any time agree to change the extent and nature of the General Services in general or with respect to any particular class of the General Services.

     (d) In the event of any change in the scope or nature of the General Services under any provision of this Section 4, the Service Fee shall be equitably adjusted by mutual agreement of the parties to reflect the impact of such change on the cost of providing the General Services.

     5.  Independent Contractor Status.
         -----------------------------

     The Company acknowledges that Lau shall render and perform the General Services to be rendered and performed by it hereunder as an independent contractor in accordance with its own standards, subject to its compliance with the provisions of this Agreement.
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     6.  Disclaimer; Limited Liability.
         -----------------------------

     (a) Subject to Section 6(d) below, Lau shall not be liable to Viisage for any expense, claim, loss or damage (including, without limitation, compensatory, indirect, special, consequential or exemplary damages) arising out of its performance or non-performance of the General Services pursuant to Section 1 herein, except to the extent of amounts billed or billable for such General Services.

     (b) Lau shall provide prompt notice to Viisage of any failure or delay in performance of General Services to be performed by Lau pursuant to Section 1 herein.

     (c) Subject to Section 6(d) below, Viisage shall indemnify and hold harmless any employee of Lau who performs General Services for Viisage pursuant to Section 1 herein to the same extent that Viisage would indemnify its own officers in accordance with its customary practices if they were to perform such services.

     (d) Each of Lau and Viisage shall indemnify and defend the other and hold it harmless against any claims, liability, loss, damage or expense (including reasonable attorneys' fees) arising out of any personal injury or property damage caused by the negligence or willful misconduct of the employees or agents of such party in connection with their activities under or related to this Agreement.

     7.  Access to Information.
         ---------------------

     Viisage shall afford Lau (including its authorized representatives) reasonable access to records, books, and other data and information (including using reasonable efforts to give access to persons or firms possessing such information) relating to Viisage's business which is required in order for Lau to provide the services contemplated under this Agreement.

     8.  Confidentiality.
         ---------------

     Unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law, each of Lau on the one hand, and Viisage on the other hand, shall hold, and shall direct its officers, directors, employees, auditors, attorneys, financial advisors, bankers and other consultants and advisors (collectively, "Representatives") to hold, in strict confidence, all information identified as confidential or proprietary and furnished or made available to the other pursuant to this Agreement (including without limitation any information provided under Section 7), except to the extent that such information has been (a) in the public domain through no fault of the receiving party or (b) later lawfully acquired from any third

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person, except such persons who have agreed to keep such information confidential.

     9.  Miscellaneous.
         -------------

     (a) Complete Agreement; Construction.  This Agreement and documents
         --------------------------------
referred to herein shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous commitments and writings with respect to such subject matter.

     (b) Survival of Agreements.  Except as otherwise contemplated by this
         ----------------------
Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Closing Date.

     (c) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of The Commonwealth of Massachusetts, without regard to the principles of conflicts of laws thereof.

     (d) Notices.  All notices and other communications hereunder shall be in
         -------
writing and shall be delivered by hand, by facsimile (with confirmation of receipt) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To Lau:

               Lau Technologies
               531 Main Street
               Acton, Massachusetts 01720
               Attention: Joanna T. Lau, President

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         To Viisage:

               Viisage Technology, Inc.
               531 Main Street
               Acton, Massachusetts  01720
               Attention:  Robert C. Hughes, President

     (e) Amendments.  This Agreement may not be modified or amended except by an
         ----------
agreement in writing signed by the parties.

     (f) Successors and Assigns.  This Agreement and all of the provisions
         ----------------------
hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (g) No Third Party Beneficiaries.  This Agreement is solely for the benefit
         ----------------------------
of the parties hereto and shall not be deemed to confer upon other third parties any remedy, claim liability, reimbursement, cause of action or other right.

     (h) Legal Enforceability.  Any provision of this Agreement which is
         --------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                   LAU ACQUISITION CORP.
                                   d/b/a LAU TECHNOLOGIES


                                   By: /s/ Joanna T. Lau
                                      _______________________________

                                   Its: President
                                      ______________________________




                                   VIISAGE TECHNOLOGY, INC.


                                   By: /s/ Robert C. Hughes
                                      _______________________________

                                   Its: President
                                      ______________________________

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